Exhibit 5.2

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. 0. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: NOV 15 2017	06-1213065
DLN:
17007053115006
PEOPLES UNITED BANK NA	Person to Contact:
850 MAIN STREET	CLARICE ALEXANDER ID# 52722
BRIDGEPORT, CT 06604	Contact Telephone Number:
(443) 853 5527
Plan Name:
PEOPLES UNITED BANK NA 401K
EMPLOYEE SAVINGS PLAN
Plan Number: 002

Dear Applicant:

Based on the information you provided, we’re issuing this favorable determination letter for your plan listed above. Our favorable determination only applies to the status of your plan under the Internal Revenue Code. To use this letter as proof of the plan’s status, you must keep this letter, the application forms, and all correspondence with us about your application.

Your determination letter doesn’t apply to any qualification changes that become effective, any guidance issued, or any statutes enacted after the dates specified in the Cumulative List of Changes in Plan Requirements (the Cumulative List}.

Your plan’s continued qualification in its present form will depend on its effect in operation (Income Tax Regulations Section 1.401-1(b) (3)). We may review the status of the plan in operation periodically.

You can find more information on favorable determination letters in Publication 794, Favorable Determination Letter, including:

The significance and scope of reliance on this letter

The effect of any elective determination request in your application materials

The reporting requirements for qualified plans

Examples of the effect of a plan’s operation on its qualified status.

You can get a copy of Publication 794 by visiting our website at www.irs.gov/formspubs or by calling 1-800-TAX-FORM (1-800-829-3676) to request a copy.

This letter considered the 2014 Cumulative List of Changes in Plan Qualification Requirements.

This determination letter applies to the amendments dated on 1/28/16 & 12/18/15.

This determination letter also applies to the amendments dated on

Letter 5274

PEOPLES UNITED BANK NA

12/17/15 & 9/8/15.

This determination letter also applies to the amendments dated on 12/18/14 & 7/28/14.

We made this determination on the condition you adopt the proposed amendments you submitted in your letter dated 10/31/17, on or before the date provided in Income Tax Regulations Section 1.401(b)-1.

The information on the enclosed addendum is an integral part of this determination. Please read it and keep it with this letter.

If you submitted a Form 2848, Power of Attorney and Declaration of Representative, or Form 8821, Tax Information Authorization, with your application and asked us to send your authorized representative or appointee copies of written communications, we will send a copy of this letter to him or her.

If you have questions, contact the person listed at the top of this letter.

Sincerely,

/s/ Khin M Chow
Director, Employee Plans
Rulings and Agreements

Addendum

Letter 5274

PEOPLES UNITED BANK NA

This letter also includes the amendments adopted on 7/1/14, 12/10/13, 9/25/13, 8/28/13, 5/23/13, 12/20/12, 12/23/11, 6/29/11, 12/20/10, 12/31/09 and 12/23/09.

Letter 5274